Exhibit 10.8

                                LOCK-UP AGREEMENT

     This Lock-up Agreement is entered into effective as of November 25, 1997, between U.S. Wireless Data, Inc., a Colorado corporation (the "Company") and John M. Liviakis, Robert B. Prag and Liviakis Financial Communications, Inc. (collectively the "Shareholders").

                                    RECITALS

         WHEREAS, the Company is in the process of attempting to raise additional capital through a private offering of Convertible Debentures (the "Debentures");

         WHEREAS, certain of the investors who have offered to purchase the Debentures (the "Investors") are being granted registration rights which will entitle them to have the shares of the Company's no par value common stock (the "Common Stock") issuable as interest on, and upon conversion of, the Debentures and/or the shares of Common Stock issuable as dividends on, and upon conversion of, the shares of Series A Preferred Stock into which the Debentures may be converted, registered for resale under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Shareholders have been granted certain registration rights (including both demand and "piggyback" registration rights) (the "Shareholder Registration Rights") entitling the Shareholders to have shares of Common Stock owned or issuable to them (the "Shares") registered for public resale under the 1933 Act as follows: (a) the shares of Common Stock previously issued to Messrs. Liviakis and Prag by the Company as of August 6, 1997; (b) the shares of Common Stock issuable to Messrs. Liviakis and Prag under Common Stock Purchase Warrants issued as of August 6, 1997, which are exercisable for up to 1,600,000 shares of Common Stock at $.01 per share; and (c) the shares of Common Stock which have been or are issuable pursuant to a consulting agreement between the Company and Liviakis Financial Communications, Inc. dated as of July 25, 1997, which has a term of July 31, 1997 - July 31, 1998 (the "Consulting Term");

         WHEREAS, the Investors have demanded that as a condition to their purchase of the Debentures, the Shareholders agree to refrain from selling the Shares during the Consulting Term (the "Lock-up);

         WHEREAS, the Shareholders desire to assist the Company in raising additional capital and therefore agree to the Lock-up, on the terms set forth herein.

                                    AGREEMENT

         In consideration  of the mutual promises  contained herein and in order
to  assist  the  Company  in  raising  additional   capital,   each  undersigned
Shareholder agrees:

         1. That he or it shall not sell any of the Shares until the expiration of the Consulting Term, irrespective of whether such Shares have been registered pursuant to the Shareholder Registration Rights.

         2. The agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         3. The undersigned understands that the Company and the purchasers of the Debentures will be relying upon the representations set forth in this Agreement in proceeding with the Offering.

         4. This Agreement shall be governed and construed under the laws of the State of Colorado, without application of the provisions regarding conflicts of laws.

         5.       This Agreement may be signed in counterparts.

         IN WITNESS WHEREOF, the undersigned have signed this Lock-up Agreement effective as of the date first written above.

U.S. Wireless Data, Inc.             Liviakis Financial Communications, Inc.

By:  /s/ Evon A. Kelly               By:  /s/ John M. Liviakis
     -----------------------         -----------------------------
Title:  President                    Title:  President


/s/ John M. Liviakis
--------------------
John M. Liviakis


/s/ Robert B. Prag
------------------
Robert B. Prag
                                       -2-